SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or
15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):
June 9, 2010

ALUMIFUEL POWER CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-57946	88-0448626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7315 East Peakview Avenue
Englewood, Colorado 80111
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (303) 796-8940

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In February 2010, the Company formed AlumiFuel Power International, Inc.  (“AFPI”) and acquired a total of 40,000,000 shares of AFPI common stock through a license agreement executed between the companies and the purchase of AFPI founders stock.  The license agreement licenses the Company's intellectual property and trademarks for use by AFPI giving AFPI the right to utilize that intellectual property and market the Company's products to all countries outside of North America.  AFPI is presently a more than 90% majority-owned subsidiary of the Company.

In March 2010, the Company and AFPI retained the services of Rathbourne Mercantile, Ltd. to serve as the Company’s advisor in connection with the sale of certain of the Company’s AFPI shares to institutional investors in the German financial marketplace as well as the listing of AFPI’s common stock on the German Deutsche Börse stock exchange.  In connection with the Company’s proposed sale of the common stock, Rathbourne commissioned a valuation study of AFPI by an independent valuation company, Geneva Rothweil Partners, Ltd., which study opined a market valuation for AFPI at March 31, 2010 of approximately $50,000,000.

The Company’s principals have currently scheduled a trip to Germany for the week of June 14, 2010 to meet with institutional investors, stock exchange officials, and potential lead brokers.  Although there is no assurance the Company will successfully sell any of its AFPI shares to German institutional investors or complete a listing of AFPI’s common stock on the Deutsche Börse stock exchange, the Company’s plan is to pursue this course as a means to raise significant capital to fund the Company’s and AFPI’s commercialization activities as well as other projects currently in development.

The Geneva Rothweil Partners, Ltd. opinion stated the following:

May 17, 2010

Rathbourne Mercantile, Ltd.
Gardenview Court, Suite 205
Encinitas, CA 92024

Dear Rathbourne Mercantile, Ltd.,

The enclosed valuation report has been developed for the exclusive and confidential use of Rathbourne Mercantile, Ltd.  The report has been prepared by Geneva Rothweil Partners, Ltd. dated May 17, 2010 and was made by and/or under the direct supervision of the undersigned.  The purpose of the valuation is to render an opinion as to the Fair Market Value of the common stock interest, as of March 31, 2010.

In preparing our business valuation report, we have relied upon historical financial information provided to us by management and derived from the companies’ Annual report, corporate presentation and projections.  This financial information has not been audited, reviewed, or compiled by us and accordingly we do not express an opinion or any form of assurance on this financial information.

Our report is based on historical and prospective financial information provided to us by management and other third parties.  Users of this valuation report should be aware that business valuations are based on future earnings potential that may or may not materialize.  Therefore, the actual results achieved during the projection period will vary from the projections used in this valuation, and the variations may be material.  The accompanying report discusses all the assumptions and limiting conditions that apply to this opinion of value and are integral to the understanding of the opinion

Based upon our study and analytical review procedures, we have concluded that a reasonable estimate of the Fair Market Value of a 100% common stock interest of AlumiFuel Power International, Inc. as of March 31, 2010 is $50,426,200.

This engagement was not contingent upon developing or reporting predetermined results.  Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.  Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.  No one provided significant business appraisal assistance to the person signing this certification.

Sincerely yours,
Geneva Rothweil Partners, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALUMIFUEL POWER CORPORATION
Date: June 9, 2010	By: /s/ Henry Fong Henry Fong, President